EXHIBIT 10.2

FIRST AMENDMENT TO B&D FOOD CORPORATION PREFERRED SHARE SUBSCRIPTION AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT (this "Agreement") is made as of November 19, 2008, by and among B&D Food Corporation, a corporation organized under the laws of Delaware ("BDFC"), and Daniel Ollech, Jacques Ollech and Mark Radom, each an individual residing in Israel (the "Purchasers").

Whereas, the parties hereto entered into a subscription agreement (the “Original Agreement”) relating to the Series A Preferred Shares (defined below) on September 28, 2008 in order to convert the outstanding principal and interest owing in respect of a $10,000,000 pursuant to a promissory note dated July 8, 2005, as amended by the amendment to the promissory note dated May 7, 2007 and a second amendment to the promissory note dated September 28, 2008 (the “Note”), as well as certain management fees owed to Daniel and Jacques Ollech into equity in BDFC;

Whereas, the parties to the Original Agreement erroneously indicated the number of Series A Preferred Shares referenced therein as 373,595,592 and now wish to correct this mistake by indicating the correct number of shares;

Now, therefore, in consideration of the mutual premises and covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Section 1.1 of the Original Agreement shall be hereby amended by replacing “373,595,592” with “3,735,956”. Section 1.2 of the Original Agreement shall be amended by adding at the end of this section the text “and Daniel Ollech and Jacques Ollech releasing their claim for certain management fees promised to them by BDFC (the Series A Preferred Shares corresponding to such management fees being 992,067 Series A Preferred Shares).” The second bullet point in Section 1.3 shall hereby be amended by replacing “one” with “ten”. These amendments shall be effective as of September 28, 2008.

2. All other terms and conditions of the Original Agreement remain in full force and effect.

3. Governing Law and Jurisdiction. This Agreement shall be governed by, and be construed in accordance with, the laws of the State of New York (without giving effect to the conflicts of laws provisions thereof). The parties agree that any disputes arising hereunder shall be submitted to the non-exclusive jurisdiction of the courts of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

B&D Food Corporation

Daniel Ollech

Jacques Ollech

Mark Radom